PROSPECTUS SUPPLEMENT NO. 1

(TO PROSPECTUS DATED FEBRUARY 11, 2000)


                        GENERAL SEMICONDUCTOR, INC.


              $172,500,000 of 5 3/4% Convertible Subordinated
            Notes due 2006 and 11,093,248 Shares of Common Stock
                   Issuable upon Conversion of the Notes

                             -----------------

     This prospectus supplement no. 1 supplements and amends the prospectus dated February 11, 2000 relating to the 5 3/4 % Convertible Subordinated Notes due December 15, 2006 of General Semiconductor, Inc., a Delaware corporation, held by certain securityholders who may offer for sale the notes and the shares of our common stock into which the notes are convertible at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

                     ADDITIONAL SELLING SECURITYHOLDERS

     The following represents an addendum to the table of selling securityholders appearing on pages 55-57 of the prospectus:


                                                 COMMON
                                                  STOCK            COMMON
                               PRINCIPAL         ISSUABLE           STOCK
                               AMOUNT OF           UPON             OWNED
                                 NOTES          CONVERSION          AFTER
                              BENEFICIALLY       OF THE          COMPLETION
                               OWNED AND        NOTES AND          OF THE
         NAME               OFFERED HEREBY    OFFERED HEREBY       OFFERING
       --------     ----------------------------------------------------------

AIG Soundshore
  Holdings Fund Ltd.         $2,700,000           173,633              -
AIG Soundshore
  Strategic Holding
    Fund Ltd.                   650,000           418,000              -
BNP Arbitrage SNC             8,125,000           522,508              -
CIBC World Markets
 International Arbitrage
    Corp.                    10,000,000           643,086              _
Highbridge International
  LLC                        11,000,000           707,395              _


     The prospectus, together with this prospectus supplement no. 1, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the notes and the common stock issuable upon conversion of the notes. All references in the prospectus to "this prospectus" are hereby amended to read "this prospectus (as supplemented and amended)."

                             -----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------



              THE DATE OF THIS PROSPECTUS IS FEBRUARY 22, 2000